Exhibit 99.1
NYSE: ONB
www.oldnational.com
FINANCIAL NEWS
October 26, 2009
OLD NATIONAL REPORTS THIRD-QUARTER EARNINGS OF
$4.0 MILLION, OR $.06 PER SHARE
•	Completion of common equity raise significantly enhances capital ratios
•	Tier 1 capital at 14.1% and total risk-based capital at 16.5%
•	Credit metrics improve as absolute levels of non-performing, problem and special mention loans decline – net charge-offs and provision flat

•	Board of directors declares cash dividend of $.07 per common share

•	Strong, liquid balance sheet poised for future growth
Contacts:

Financial Community:	Media:
Lynell J. Walton – (812) 464-1366 Senior Vice President – Investor Relatio	Kathy A. Schoettlin – (812) 465-7269 Executive Vice President – Communications
Evansville, Ind., October 26, 2009 – Old National Bancorp (NYSE: ONB) today announced third-quarter net income of $4.0 million, or $.06 per common share, down $.09 per share from the $.15 per share earned in the second quarter of the year, and $.20 per share less than the $.26 per share earned in the third quarter of 2008.
In addition, Old National’s Board of Directors declared a quarterly cash dividend of $0.07 per share on the Company’s outstanding shares. The dividend is payable December 15, 2009, to shareholders of record December 1, 2009. For purposes of broker trading, the ex-date of the cash dividend is November 27, 2009.
“During the third quarter we accomplished our near-term goals of significantly strengthening Old National’s capital position with a successful stock offering and controlling credit costs associated with our loan portfolio,” commented President and CEO Bob Jones. “We also continue to report positive earnings, and our board of directors declared a quarterly cash dividend of $.07 per share. These events are significant given the current banking and economic climate all banks operate in today.
“However, the economy in our footprint continues to be challenging, as evidenced by soft loan demand and subsequent decrease in our loan portfolio,” continued Jones. “We believe the continuation of these industry challenges, coupled with Old National’s well-capitalized, strong, liquid balance sheet, will position Old National well for future growth opportunities.”

Strategic Imperatives
Old National continues to be guided by three strategic imperatives that are critical to establishing the Company’s presence as a high-performing financial institution:
1.	Strengthen the risk profile

2.	Enhance management discipline

3.	Achieve consistent quality earnings
Strengthen the Risk Profile
Old National’s key credit quality trends are as follows:

($ in millions)	2003	2004	2005	2006	2007	2008	2Q09	3Q09
Non-Performing Loans	$104.6	$54.9	$55.6	$41.6	$40.8	$64.0	$77.7	$73.7
Problem Loans	$343.9	$192.2	$136.6	$153.2	$115.1	$180.1	$191.3	$174.7
Special Mention Loans	$215.7	$148.1	$83.2	$119.8	$103.2	$124.9	$101.0	$94.6
Net Charge-Off Ratio	1.21%	.61%	.60%	.37%	.44%	.87%	1.18%	1.17%
Provision for Loan Losses	$85.0	$22.4	$23.1	$7.0	$4.1	$51.5	$12.0	$12.2
The reserve for loan losses was $69.6 million, or 1.72% of total loans at September 30, 2009. This compared to a reserve of $70.1 million, or 1.69% of total loans, and $63.5 million, or 1.36% of total loans, at June 30, 2009, and September 30, 2008, respectively.
“Third quarter results, which reflected improvement in the non-performing, problem and special mention loan categories were very welcomed,” stated Chief Credit Officer Daryl Moore. “However, we have seen no appreciable improvement in our clients’ financial results, which gives us pause for concern with respect to credit quality trends over the next several quarters.”
Enhance Management Discipline
Capital Management
Old National significantly strengthened its capital position during the third quarter with the completion of a public common stock offering. Net proceeds to the Company from the issuance of 20.7 million shares are expected to be approximately $196.4 million. The impact to Old National’s capital ratios was significant, as the ratio of tangible common equity to tangible assets rose to 8.53% at September 30, 2009, from 5.51% at June 30, 2009, and 6.06% at September 30, 2008. In addition, at September 30, 2009, regulatory tier 1 and total risk-based capital ratios for Old National were 14.1% and 16.5%, respectively, compared to 10.2% and 12.6% at June 30, 2009, and 11.4% and 14.3% at September 30, 2008. Refer to Table 1 for Non-GAAP reconciliation of the tangible capital ratios.
Expense Management
Total noninterest expenses for the third quarter totaled $84.0 million compared to $86.8 million and $72.5 million reported for the second quarter of 2009 and the third quarter of 2008, respectively. The major difference from the second quarter of 2009 relates to the $4.0 million special assessment by the Federal Deposit Insurance Corporation (FDIC) for the deposit insurance fund that was recorded during that quarter. Primary drivers for the increase from 2008 include salaries and benefits expense and occupancy expense associated with the Charter One branches acquired in 2009, as well as FDIC assessment expense.

Achieve Consistent Quality Earnings
Balance Sheet & Margin
Old National reported total loans at September 30, 2009, of $4.106 billion compared to $4.547 billion at June 30, 2009. Over half of the decrease relates directly to the Company’s sale of $258.0 million in leases during the third quarter. The remainder of the decrease was spread across Old National’s main loan categories of commercial, commercial real estate, residential real estate and other consumer loans. Average total loans declined $244.7 million in the third quarter compared to the second quarter of 2009.
Total investments were $2.989 billion, up $327.1 million from June 30, 2009. As a percentage of total assets, the investment portfolio increased to 37.5% at September 30, 2009, from 33.2% at June 30, 2009. Net securities gains for the third quarter included a charge for other-than-temporary-impairment of $5.1 million. Average investments in the third quarter totaled $2.631 billion compared to an average of $2.787 billion in the second quarter of 2009.
At September 30, 2009, total core deposits, including demand and interest-bearing deposits, totaled $5.624 billion, a decline of $104.2 million from the $5.729 billion at June 30, 2009. Savings accounts increased during the third quarter by $42.6 million and noninterest-bearing checking accounts remained relatively flat, while NOW and money market accounts as well as time deposits reported declines in the quarter. Average core deposits in the third quarter of 2009 totaled $5.692 billion, down just $24.6 million from $5.717 billion in the second quarter of the year.
Total borrowed funds at September 30, 2009, were $1.135 billion, a $218 million decrease from the $1.353 billion at June 30, 2009.
On a fully tax equivalent basis, net interest income during the third quarter of 2009 was $61.7 million and represented a net interest margin on total average earning assets of 3.53%. This compares to net interest income of $66.3 million and a margin of 3.59% in the second quarter of 2009, and net interest income of $64.5 million and a margin of 3.79% for the third quarter of 2008.
Chris Wolking, Chief Financial Officer, noted, “The decline in loans as a percentage of total assets and the increase in investment securities contributed to the decline in our net interest margin for the quarter. We continue to invest in securities that will provide us liquidity to fund loan growth as the economy improves and loan demand increases.”
Fees, Service Charges and Other Revenue
For the third quarter of 2009, total fees, service charges and other revenue were $39.6 million, compared to $42.7 million for the second quarter of 2009 and $39.1 million in the third quarter of 2008. The decline in third quarter 2009 from second quarter 2009 was primarily driven by the $1.4 million loss reported on the sale of leases and a decline in service charges on deposit accounts, both during the third quarter of 2009.

About Old National
Old National Bancorp, celebrating its 175th anniversary in 2009, is the largest financial services holding company headquartered in Indiana and, with $8.0 billion in assets, ranks among the top 100 banking companies in the United States. Since its founding in Evansville in 1834, Old National has focused on community banking by building long-term, highly valued partnerships with clients in its primary footprint of Indiana, Illinois and Kentucky. In addition to providing extensive services in retail and commercial banking, wealth management, investments and brokerage, Old National also owns one of the largest independent insurance agencies headquartered in Indiana, offering complete personal and commercial insurance solutions. For more information and financial data, please visit the Company’s website at www.oldnational.com.
Conference Call
Old National will hold a conference call at 10:00 a.m. Central on Monday, October 26, 2009, to discuss third-quarter 2009 financial results, strategic developments, and the Company’s earnings outlook for 2009. The live audio web cast of the call, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at www.oldnational.com and will be archived there for 12 months. A replay of the call will also be available from 1:00 p.m. Central on October 26 through November 9. To access the replay, dial 1-800-642-1687, conference code 34306905.
Use of Non-GAAP Financial Measures
This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding Old National’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this release or the Quarterly Financial Trends supplement to this earnings release, which can be found on the Investor Relations section of Old National’s website at www.oldnational.com.

Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National’s business, competition, government legislation and policies, ability of Old National to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.
Table 1: Non-GAAP Reconciliation-Tangible Common Equity

(end of period balances — $ in millions)	September 30, 2009	June 30, 2009
Total Shareholders’ Equity	$865.4	$634.6
Deduct: Goodwill and Intangible Assets	(202.4)	(204.0)

Tangible Shareholders’ Equity	$663.0	$430.6

Total Assets	$7,973.5	$8,012.2
Add: Trust Overdrafts	.4	—
Deduct: Goodwill and Intangible Assets	(202.4)	(204.0)

Tangible Assets	$7,771.6	$7,808.2

Tangible Equity to Tangible Assets	8.53%	5.51%

Tangible Common Equity to Tangible Assets	8.53%	5.51%

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	September 30
(FTE) Fully taxable equivalent basis.	2009	2008	Change	% Change
Income Data:
Net Interest Income (FTE)	$61,683	$64,474	$(2,791)	(4.3)%
Fees, Service Charges and Other Revenues	39,638	39,136	502	1.3
Securities Gains (Losses) (a)	40	45	(5)	(11.1)
Derivative Gains (Losses)	(675)	(186)	(489)	N/M
Total Revenue (FTE)	100,686	103,469	(2,783)	(2.7)
Provision for Loan Losses	12,191	6,842	5,349	78.2
Noninterest Expense	83,966	72,463	11,503	15.9
Income before Taxes	4,529	24,164	(19,635)	(81.3)
Provision for Taxes (FTE)	512	7,149	(6,637)	(92.8)
Net Income	4,017	17,015	(12,998)	(76.4)
Preferred Stock Dividends & Amortization	—	—	—	N/M
Net Income Available to Common Shareholders	4,017	17,015	(12,998)	(76.4)

Per Common Share Data: (Diluted) (b)
Net Income Available to Common Shareholders	.06	.26	(.20)	(76.9)
Average Diluted Shares Outstanding	66,706	65,790	916	1.4
Book Value	9.93	9.59	.34	3.5
Stock Price	11.20	20.02	(8.82)	(44.1)

Performance Ratios:
Return on Average Assets	.21%	.90%	(.69)%	(76.7)
Return on Average Common Equity (c)	2.53	10.50	(7.97)	(75.9)
Net Interest Margin (FTE)	3.53	3.79	(.26)	(6.9)
Other Expense to Revenue (Efficiency Ratio)	83.39	70.03	13.36	19.1
Net Charge-offs to Average Loans (d)	1.17	.46	.71	N/M
Reserve for Loan Losses to Ending Loans	1.72	1.36	.36	26.5
Non-Performing Loans to Ending Loans (d)	1.80	1.46	.34	23.3

Balance Sheet:
Average Assets	$7,832,926	$7,563,607	$269,319	3.6
End of Period Balances:
Assets	7,973,492	7,568,288	405,204	5.4
Investments (Including Money Market Investments)	2,989,260	2,098,041	891,219	42.5
Commercial Loans	1,396,997	1,799,764	(402,767)	(22.4)
Finance Leases Held for Sale	58,394	—	58,394	N/M
Commercial Real Estate Loans	1,091,494	1,170,775	(79,281)	(6.8)
Consumer Loans	1,125,509	1,203,265	(77,756)	(6.5)
Residential Real Estate Loans	421,666	508,112	(86,446)	(17.0)
Residential Real Estate Loans Held for Sale	11,365	11,118	247	2.2
Earning Assets	7,094,685	6,791,075	303,610	4.5
Core Deposits (Excluding Brokered CDs)	5,624,408	5,154,957	469,451	9.1
Borrowed Funds (Including Brokered CDs)	1,204,634	1,570,227	(365,593)	(23.3)
Preferred Shareholders’ Equity	—	—	—	N/M
Common Shareholders’ Equity	865,413	635,353	230,060	36.2

(a)	Includes $5,062 for other-than-temporary-impairment in third quarter 2009.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $635,631 and $648,068, respectively, for 2009 and 2008.

(d)	Includes residential loans held for sale and finance leases held for sale.

N/M	Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Three-Months Ended
($ in thousands except per-share data)	September 30,	June 30,
(FTE) Fully taxable equivalent basis.	2009	2009	Change	% Change
Income Data:
Net Interest Income (FTE)	$61,683	$66,333	$(4,650)	(7.0)%
Fees, Service Charges and Other Revenues	39,638	42,659	(3,021)	(7.1)
Securities Gains (Losses) (a)	40	2,431	(2,391)	(98.4)
Derivative Gains (Losses)	(675)	516	(1,191)	N/M
Total Revenue (FTE)	100,686	111,939	(11,253)	(10.1)
Provision for Loan Losses	12,191	11,968	223	1.9
Noninterest Expense	83,966	86,751	(2,785)	(3.2)
Income before Taxes	4,529	13,220	(8,691)	(65.7)
Provision for Taxes (FTE)	512	3,585	(3,073)	(85.7)
Net Income	4,017	9,635	(5,618)	(58.3)
Preferred Stock Dividends & Amortization	—	—	—	N/M
Net Income Available to Common Shareholders	4,017	9,635	(5,618)	(58.3)

Per Common Share Data: (Diluted) (b)
Net Income Available to Common Shareholders	.06	.15	(.09)	(60.0)
Average Diluted Shares Outstanding	66,706	65,999	707	1.1
Book Value	9.93	9.55	.38	4.0
Stock Price	11.20	9.82	1.38	14.1

Performance Ratios:
Return on Average Assets	.21%	.47%	(.26)%	(55.3)
Return on Average Common Equity (c)	2.53	6.02	(3.49)	(58.0)
Net Interest Margin (FTE)	3.53	3.59	(.06)	(1.7)
Other Expense to Revenue (Efficiency Ratio)	83.39	77.50	5.89	7.6
Net Charge-offs to Average Loans (d)	1.17	1.18	(.01)	(.8)
Reserve for Loan Losses to Ending Loans	1.72	1.69	.03	1.8
Non-Performing Loans to Ending Loans (d)	1.80	1.71	.09	5.3

Balance Sheet:
Average Assets	$7,832,926	$8,211,398	$(378,472)	(4.6)
End of Period Balances:
Assets	7,973,492	8,012,175	(38,683)	(.5)
Investments (Including Money Market Investments)	2,989,260	2,662,216	327,044	12.3
Commercial Loans	1,396,997	1,422,606	(25,609)	(1.8)
Finance Leases Held for Sale	58,394	370,231	(311,837)	(84.2)
Commercial Real Estate Loans	1,091,494	1,124,383	(32,889)	(2.9)
Consumer Loans	1,125,509	1,155,779	(30,270)	(2.6)
Residential Real Estate Loans	421,666	448,438	(26,772)	(6.0)
Residential Real Estate Loans Held for Sale	11,365	25,249	(13,884)	(55.0)
Earning Assets	7,094,685	7,208,902	(114,217)	(1.6)
Core Deposits (Excluding Brokered CDs)	5,624,408	5,728,561	(104,153)	(1.8)
Borrowed Funds (Including Brokered CDs)	1,204,634	1,422,670	(218,036)	(15.3)
Preferred Shareholders’ Equity	—	—	—	N/M
Common Shareholders’ Equity	865,413	634,589	230,824	36.4

(a)	Includes $5,062 and $7,864, respectively, for other-than-temporary-impairment in third and second quarter 2009.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $635,631 and $639,977, respectively, for September 30, 2009, and June 30, 2009.

(d)	Includes residential loans held for sale and finance leases held for sale.

N/M = Not meaningful.

OLD NATIONAL BANCORP
Financial Highlights

	Nine Months Ended
($ in thousands except per-share data)	September 30
(FTE) Fully taxable equivalent basis.	2009	2008	Change	% Change
Income Data:
Net Interest Income (FTE)	$193,071	$194,605	$(1,534)	(.8)%
Fees, Service Charges and Other Revenues	120,863	123,918	(3,055)	(2.5)
Securities Gains (Losses) (a)	5,657	6,625	(968)	(14.6)
Derivative Gains (Losses)	324	(1,159)	1,483	N/M
Total Revenue (FTE)	319,915	323,989	(4,074)	(1.3)
Provision for Loan Losses	41,459	34,447	7,012	20.4
Noninterest Expense	248,181	218,233	29,948	13.7
Income before Taxes	30,275	71,309	(41,034)	(57.5)
Provision for Taxes (FTE)	7,218	15,479	(8,261)	(53.4)
Net Income	23,057	55,830	(32,773)	(58.7)
Preferred Stock Dividends & Amortization	(3,892)	—	(3,892)	N/M
Net Income Available to Common Shareholders	19,165	55,830	(36,665)	(65.7)

Per Common Share Data: (Diluted) (b)
Net Income Available to Common Shareholders	.29	.85	(.56)	(65.9)
Average Diluted Shares Outstanding	66,173	65,738	435	.7
Book Value	9.93	9.59	.34	3.5
Stock Price	11.20	20.02	(8.82)	(44.1)

Performance Ratios:
Return on Average Assets	.38%	.98%	(.60)%	(61.2)
Return on Average Common Equity (c)	4.00	11.20	(7.20)	(64.3)
Net Interest Margin (FTE)	3.58	3.77	(.19)	(5.0)
Other Expense to Revenue (Efficiency Ratio)	77.58	67.36	10.22	15.2
Net Charge-offs to Average Loans (d)	1.14	.78	.36	46.2
Reserve for Loan Losses to Ending Loans	1.72	1.36	.36	26.5
Non-Performing Loans to Ending Loans (d)	1.80	1.46	.34	23.3

Balance Sheet:
Average Assets	$7,989,415	$7,613,187	$376,228	4.9
End of Period Balances:
Assets	7,973,492	7,568,288	405,204	5.4
Investments (Including Money Market Investments)	2,989,260	2,098,041	891,219	42.5
Commercial Loans	1,396,997	1,799,764	(402,767)	(22.4)
Finance Leases Held for Sale	58,394	—	58,394	N/M
Commercial Real Estate Loans	1,091,494	1,170,775	(79,281)	(6.8)
Consumer Loans	1,125,509	1,203,265	(77,756)	(6.5)
Residential Real Estate Loans	421,666	508,112	(86,446)	(17.0)
Residential Real Estate Loans Held for Sale	11,365	11,118	247	2.2
Earning Assets	7,094,685	6,791,075	303,610	4.5
Core Deposits (Excluding Brokered CDs)	5,624,408	5,154,957	469,451	9.1
Borrowed Funds (Including Brokered CDs)	1,204,634	1,570,227	(365,593)	(23.3)
Preferred Shareholders’ Equity	—	—	—	N/M
Common Shareholders’ Equity	865,413	635,353	230,060	36.2

(a)	Includes $15,317 for other-than-temporary-impairment in first nine months of 2009.

(b)	Assumes conversion of stock options, restricted stock and warrants.

(c)	Based on average common shareholders’ equity of $639,292 and $664,403, respectively, for 2009 and 2008.

(d)	Includes residential loans held for sale and finance leases held for sale.

N/M	Not meaningful.